SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2003

AMB PROPERTY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14245	94-3285362

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

ITEM 5.       OTHER EVENTS.

     On June 23, 2003, AMB Property Corporation, our general partner, closed the issuance of 2,000,000 shares of its 6 1/2% Series L Cumulative Redeemable Preferred Stock. Pursuant to our limited partnership agreement, AMB Property Corporation contributed the net proceeds of the offering to us, and in exchange, we issued to AMB Property Corporation 2,000,000 6 1/2% Series L Cumulative Redeemable Preferred Units. The Seventh Amended and Restated Agreement of Limited Partnership of AMB Property, L.P. reflects the issuance of the 6 1/2% Series L Cumulative Redeemable Preferred Units and is attached as Exhibit 3.1 and is incorporated by reference into this report.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits

Exhibit
Number	Description

3.1	Seventh Amended and Restated Agreement of Limited Partnership of AMB Property, L.P. dated as of June 23, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property, L.P. (Registrant)

By: AMB Property Corporation, its General Partner

Date: June 24, 2003	By:	/s/ Tamra Browne Tamra Browne Senior Vice President and General Counsel

Exhibit Index

Exhibit
Number	Description

3.1	Seventh Amended and Restated Agreement of Limited Partnership of AMB Property, L.P. dated as of June 23, 2003.